FORM OF
                             STOCK OPTION AGREEMENT
                              FOR CERTAIN DIRECTORS

            THIS AGREEMENT is made as of ___________, between TRANSMEDIA NETWORK INC., a Delaware corporation with its principal place of business at 750 Lexington Avenue, New York, New York 10022 (the "Corporation"), and ___________, whose principal address is ________________________________ (the "Holder").

                                   WITNESSETH:

            By action taken on ________________, the Board of Directors of the Corporation (the "Board") approved the grant to the Holder of an option to purchase shares of the Corporation's Common Stock, par value $.02 per share (the "Common Stock").

            NOW THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

            1.       DEFINITIONS

                         "Business Day" means a day other than a Saturday,
Sunday or other day on which banks in the State of New York are authorized by law to remain closed.

                         "Termination Date" means _____________________ (or if
that day is not a Business Day, the next following Business Day).

            2.       GRANT OF OPTION

                     The Corporation hereby irrevocably grants to the Holder the right and option (the "Option") to purchase all or any part of an aggregate of __________ shares of Common Stock of the Corporation on the terms and conditions hereinafter set forth. The shares of Common Stock into which the Option may be exercised shall be referred to hereinafter as the "Shares".

            3.       PURCHASE PRICE

                     The purchase price of the Shares payable upon any full or partial exercise of the Option is $_______ per Share (fair market value), the date on which this option was granted by the Board of Directors of the Corporation.

            4.       TERM; EXERCISE

                     Subject to the terms of Paragraph 7 hereof, the Option may be exercised at any time before 5:00 P.M. New York City time on the Termination Date. The Option may be exercised at any time and from time to time prior to the Termination Date as to any part or all of the Shares; PROVIDED, HOWEVER, that the Option may not be exercised with respect to less


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than one thousand (1,000) Shares (or the remaining Shares then subject to purchase under the Option, if less than one thousand Shares) or for any fractional shares.

            5.       RIGHTS AS A STOCKHOLDER

                     (a) If the Option is exercised in accordance with the terms of this Agreement, then the Holder will for all purposes be deemed the holder of record of the Shares as to which the Option is exercised, except that if that is a date when the Common Stock transfer books of the Corporation are closed, the Holder will be deemed to become the record holder of the Shares on, and the certificate will be dated the next succeeding Business Day when the Common Stock transfer books of the Corporation are open. Until the Option is exercised, the Holder will not be entitled to any of the rights of a stockholder of the Corporation as to the Shares, including the right to vote, to receive dividends or other distributions, if any, and will not be entitled to receive notice of any proceedings of the Corporation except as provided in this Agreement.

                     (b) The Corporation covenants that all Shares issued on exercise of the Option will be validly issued, fully paid, and non-assessable.

            6.       NON-TRANSFERABILITY

                     The Option shall not be transferred otherwise than by operation of law. During the lifetime of the Holder, the Option may be exercised only by the Holder. Without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, and shall not be subject to execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions of this paragraph or the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.

            7.       TERMINATION OF DIRECTORSHIP; DEATH OF HOLDER

                     (a) The Option shall expire on the earlier of the Termination Date or thirty (30) days after the Holder ceases to be a director of the Corporation.

                     (b) If the Holder dies while he is serving as a director of the Corporation, the Option shall expire on the earlier of the Termination Date or ninetieth (90) days after the death of the Holder. In the case of the death of the Holder, the Option may be exercised by the Holder's estate for the period set forth in this subsection (b).

            8.       METHOD OF EXERCISING OPTION

                     (a) Subject to the terms and conditions of this Agreement, the Option may be exercised by delivering written notice to the Corporation at its then principal office. Such notice shall state the election to exercise the Option, the number of Shares with respect to which it is being exercised and the method of payment to be utilized in connection with such exercise. The purchase price for the shares for which the Option is being exercised shall be paid by delivering with the notice of exercise cash or a certified check, payable to the Corporation, for the full amount of the purchase price for the Shares for which the Option is

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being exercised. To the extent permitted by applicable law, the Holder may pay all or a portion of the purchase price by surrender of shares of Common Stock (at their fair market value) or by a simultaneous sale of the Shares to be issued pursuant to such exercise pursuant to a brokerage or similar arrangement.

                     (b) If the Option is exercised by a person other than the Holder, the notice of exercise shall be accompanied by the appropriate proof, in form and substance satisfactory to the Corporation, of such person's right to exercise the Option. Certificates for Shares for which the Option has been exercised shall not be issued until the Corporation receives the full purchase price for such Shares. Shares and the certificates therefor shall be issued in the name of the person who is entitled at the time to exercise the Option.

            9.       ADJUSTMENTS FOR CAPITAL CHANGES

                     Subject to any required action by the Corporation's stockholders, if, at any time while the Option is outstanding, the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of the Corporation or any parent or subsidiary of the Corporation through a stock dividend, stock split, reverse stock split, stock combination, reclassification, reorganization, merger, or consolidation, the Board shall equitably adjust the number, kind and purchase price of the Shares subject to the then unexercised portion of the Option, so that the Holder shall be entitled to purchase, for the same aggregate purchase price then payable under the Option with respect to the then unexercised portion, the number of Shares which the Holder would have received as a result of the capital change, for the Shares that he would have acquired by exercising the unexercised portion of the Option immediately prior to such capital change. In addition, the Board is authorized to make adjustments in the terms and conditions of the Option (including, without limitation, cash payments in exchange for the Option or substitution of the Option using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Corporation or any subsidiary or the financial statements of the Corporation or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

            10.      RESERVATION OF SHARES OF COMMON STOCK

                     The Corporation shall, at all times during the term of the Option, reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Option, shall pay all original issue taxes with respect to the issuance of Shares pursuant hereto, and all other fees and expenses necessarily incurred by the Corporation in connection therewith and will, from time to time, use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto. Notwithstanding any provision of this paragraph to the contrary, the Holder will pay all transfer taxes owing in respect of the Shares.

            11.      INVESTMENT REPRESENTATION

                     The Holder will, upon the purchase of any Shares pursuant to the Option, simultaneously deliver a written certificate to the Corporation, stating that he is purchasing the Shares for his own account, for investment purposes only and not with a view

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to the distribution thereof, and containing such other provisions as counsel to the Corporation shall deem necessary or appropriate. The Holder hereby acknowledges that he has been informed that: (i) the Corporation is not obligated and does not intend to register the sale of the Shares to him under the Securities Act of 1933, as amended (the "Act") or under any applicable state securities law, and that accordingly such Shares may not be distributed or transferred by him except pursuant to an effective registration statement under the Act or under applicable state law or an opinion of counsel for or approved by the Corporation to the effect that such registration is not required; (ii) a legend to the foregoing effect shall be placed on each certificate representing the Shares; and (iii) the Corporation may issue stop-transfer instructions to its Transfer Agent in respect of any or all of the Shares as the Corporation deems appropriate to prevent a violation of the Act.

            12.      NO OBLIGATION TO EXERCISE

                     The grant of the Option imposes no obligation on the Holder to exercise the Option.

            13.      NOTICES

                     All notices and other communications to be given under or pursuant to this Agreement shall be in writing and shall be sent by first class certified or registered mail, postage prepaid, or by nationally recognized overnight courier service, against receipt, to the address of the party to whom such communication is being sent at the address set forth in the first sentence of this Agreement. Any party hereto may change the address to which each such notice or communication shall be sent by giving written notice to all of the other parties hereto in accordance with this paragraph.

            14.      BINDING EFFECT

                     The provisions of the Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties hereto.

            15.      COUNTERPARTS; GOVERNING LAW

                     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

            16.      CAPTIONS

                     The captions of the paragraphs of this Agreement are for the purpose of convenience only, are not intended to be part of this Agreement and shall not be deemed to modify, explain, enlarge or restrict any of its provisions.

            17.      SEPARABILITY

                     If any clause or provision of this Agreement shall be held invalid or unenforceable, in whole or in part, in any jurisdiction, such invalidity or unenforceability shall

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attach only to such clause or provision, or part thereof, and shall not in any manner affect any other clause or provision in any jurisdiction.


           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                                 TRANSMEDIA NETWORK INC.


                                                 By:____________________________


                                                 HOLDER


                                                 _______________________________

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                           Schedule of Options Granted
                                  to Directors
                            Attached to Exhibit 10.3
                         Form of Stock Option Agreement
                              For Certain Directors

                  Pursuant to Rule 12(b)-31, the Company is not filing a copy of the several Stock Option Agreements between it and the above-named Directors. This schedule sets forth the material details in which such Agreements differ from the form of Stock Option Agreement included as Exhibit 10.3.

                                  NO. OF           EXERCISE
                                  SHARES            PRICE             EXPIRING
                                 -------           --------           --------

A.  Jack Africk                   42,187            $3.89              3/16/97
                                  11,250             7.44              9/20/98

B.  Melvin Chasen                135,000             4.83              5/19/97
                                  67,500             7.44              9/20/98

C.  Herbert M. Gardner            42,187             3.89              3/16/97
                                  11,250             7.44              9/20/98

D.  Irwin Hochberg                42,187             3.89              3/16/97
                                  11,250             7.44              9/20/98

E.  M. Barry Merkin                5,000            11.38              5/24/00

F.  Henry Seiden                  42,187             3.89              3/16/97
                                  11,250             7.44              9/20/98

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